UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

TransDigm Group Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32833

(Commission File Number)

51-0484716

(I.R.S. Employer of Identification Number)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114

(Address of principal executive offices)

(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code))

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended.

On September 30, 2009, TransDigm Group Incorporated issued a press release relating to a proposed offering of $425 million in aggregate principal amount of 7¾% senior subordinated notes due 2014 (the “Notes”) by TransDigm Inc., its wholly-owned subsidiary, pursuant to a confidential offering circular in a private placement under Rule 144A and Regulation S of the Securities Act. A copy of the press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is hereby furnishing the following information regarding its business:

References to the following terms will have the meanings specified below, unless the context otherwise requires:

•

The term “TD Group” means TransDigm Group Incorporated and references to “TransDigm”, “the Company”, “we”, “our”, “us”, and similar references refer to TD Group and its direct and indirect subsidiaries, including TransDigm, Inc.;

•

References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, and references to “EBITDA As Defined” mean EBITDA plus, as applicable for the relevant period, inventory purchase accounting adjustments, acquisition integration costs, non-cash compensation and deferred compensation costs, one-time special bonus payments made to members of our management and certain acquisition earnout costs and, for fiscal year ended September 30, 2007 and September 30, 2006, any and all expenses or charges incurred by us in connection with equity offerings, permitted investments, acquisitions, dispositions, recapitalizations or permitted debt transactions, including all of the expenses or charges relating to our refinancing in June 2006;

•	References to “fiscal year” mean the year ending or ended September 30. For example, “fiscal year 2008” or “fiscal 2008” means the period from October 1, 2007 to September 30, 2008; and

•	References to “GAAP” mean generally accepted accounting principles in the United States of America.

Our Company

We believe we are a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Our business is well diversified due to the broad range of products we offer to our customers. Some of our more significant product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting and AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, starter generators and related components. Each of these product offerings consists of many individual products that are typically customized to meet the needs of a particular aircraft platform or customer.

For the twelve-month period ended June 27, 2009, we generated net sales of $753.4 million and net income of $159.3 million. In addition, for the twelve-month period ended June 27, 2009, our EBITDA was $361.0 million, or 47.9% of net sales, our EBITDA As Defined was $370.1 million, or 49.1% of net sales, and our capital expenditures were $12.8 million, or 1.7% of net sales.

We estimate that over 95% of our net sales for fiscal year 2008 were generated by proprietary products for which we own the design. In addition, for fiscal year 2008, we estimate that we generated approximately 80% of our net sales from products for which we are the sole source provider.

Most of our products generate significant aftermarket revenue. Once our parts are designed into, and sold as original equipment on, an aircraft, we generate net sales from recurring aftermarket consumption over the life of that aircraft, which is generally estimated to be approximately 30 years. We estimate that approximately 60% of our net sales in fiscal year 2008 were generated from aftermarket sales, the vast majority of which come from the commercial and military aftermarkets. These aftermarket revenues have historically produced a higher gross margin and been more stable than sales to original equipment manufacturers, or OEMs.

In fiscal year 2008, our top two customers accounted for approximately 24% of our net sales, and during this same period, our top ten customers accounted for approximately 46% of our net sales. However, our components are ultimately used on a large, diverse installed base of aircraft and, therefore, we are not overly dependent on any single airframe produced by any of our customers or other ultimate end-users of our products. In the commercial aerospace sector, which generated approximately 70% of our net sales for fiscal year 2008, we sell to distributors of aftermarket components, as well as directly to commercial airlines, aircraft maintenance facilities, systems suppliers and aircraft and engine OEMs. In addition, for fiscal year 2008, approximately 27% of our net sales were attributable to the defense aerospace sector. Net sales to the defense sector are generated primarily through sales to the United States and foreign militaries, brokers, distributors and defense OEMs. The remaining portion of our net sales in fiscal year 2008, or approximately 3% of our net sales during this period, was derived from industries with similar niche engineered product characteristics, such as the mining and power generation industries.

Industry and Market Overview

We primarily compete in the commercial and military aerospace industry. The commercial aftermarket, where we have historically derived the majority of our net sales, has generally been more stable and has exhibited more consistent growth compared to the commercial OEM market, which has historically exhibited cyclical swings due to changes in production rates for new aircraft. Commercial aftermarket revenue is driven primarily by the number of miles flown by paying customers of commercial airlines, which is known in the industry and referred to herein as revenue passenger miles, or RPMs, and by the size and age of the worldwide aircraft fleet.

Historically, aftermarket and OEM sales in the military sector tend to follow defense spending. Military aftermarket revenue is driven primarily by the operational tempo of the military, while military OEM revenue is driven primarily by spending on new systems and platforms.

Our Competitive Strengths

We believe our key competitive strengths include:

Large and Growing Installed Product Base with Aftermarket Revenue Stream. We provide components to a large and growing installed base of aircraft to which we supply aftermarket products. We estimate that our products are installed on more than 63,000 commercial transport, regional transport, military and general aviation fixed wing turbine aircraft and rotary wing aircraft.

Diversified Revenue Base. We believe that our diversified revenue base reduces our dependence on any particular product, platform or market segment and has been a significant factor in maintaining our financial performance. Our products are installed on almost all of the major commercial aircraft platforms now in production. We expect to continue to develop new products for military and commercial applications.

Significant Barriers to Entry. We believe that the niche nature of our markets, the industry’s stringent regulatory and certification requirements, the large number of products that we sell and the investments necessary to develop and certify products create barriers to entry for potential competitors.

Strong Cash Flow Generation. We have generated strong recurring operating cash flow as a result of our historically high margins and low capital expenditure requirements. For fiscal years 2008, 2007 and 2006, our EBITDA As Defined margins were 46.7%, 46.3% and 44.7%, respectively. In addition, our low recurring capital expenditure requirements, which have historically been approximately 2% of net sales per year, coupled with our consistent installed revenue base, have historically provided us with a stable stream of cash flows.

Consistent Track Record of Financial Success and Strong Growth. In the 15 years since we were formed (from fiscal year 1993 through fiscal year 2008), TransDigm has grown at a compound annual growth rate, or CAGR, of 26.3% in EBITDA As Defined and of 19.7% in net sales.

Value-Driven Management Team with a Successful Track Record. Our operations are managed by a very experienced, value-driven management team with a proven record of growing our business organically, reducing overhead, rationalizing costs and integrating acquisitions.

Our Business Strategy

Our business strategy is made up of two key elements: (1) a value-driven operating strategy focused around our three core value drivers and (2) a selective acquisition strategy.

Value-Driven Operating Strategy. Our three core value drivers are:

•

Obtaining Profitable New Business. We attempt to obtain profitable new business by using our technical expertise, application skill and our detailed knowledge of our customer base and the individual niche markets in which we operate. We have regularly been successful in identifying and developing both aftermarket and OEM products to drive our growth. For example, our programs for the Boeing 787 include the digital flight deck audio system and composite tubing and isolation connectors for the fuel and hydraulic systems. The Airbus A380 includes our horizontal stabilizer hydraulic control module and our cockpit door security system. Rolls Royce engines for both aircraft use our state-of-the-art ignition system.

•

Improving Our Cost Structure. We attempt to make improvements to our cost structure through detailed attention to the cost of each of the products that we offer and our organizational structure, with a focus on reducing the cost of each.

•

Providing Highly Engineered Value-Added Products to Customers. We focus on the engineering, manufacturing and marketing of a broad range of highly engineered niche products that we believe provide value to our customers. We have been consistently successful in communicating to our customers the value of our products. This has generally enabled us to price our products to fairly reflect the value we provide and the resources required to do so.

Selective Acquisition Strategy. We selectively pursue the acquisition of proprietary component businesses when we see an opportunity to create value through the application of our three core value-driven operating strategies. The aerospace industry, in particular, remains highly fragmented, with many of the companies in the industry being small private businesses or small non-core operations of larger businesses. We have significant experience among our management team in executing acquisitions and integrating acquired businesses into our company and culture. As of September 30, 2009, we have successfully acquired and integrated 26 businesses and/or product lines since our formation in 1993.

After giving effect to the offering of the Notes and the use of the proceeds, we will have approximately $170 million of cash on hand (as of September 30, 2009) and an undrawn revolver of approximately $200 million. This, combined with our historical cash generation capability, should give us sufficient financial flexibility to meet our operating and acquisition needs for the foreseeable future. In addition, given current market conditions, we believe we have access to additional capital if an attractive larger opportunity becomes available.

Summary Historical and Consolidated Financial Data

TD Group was formed in July 2003 under the name TD Holding Corporation to facilitate the acquisition of TransDigm. TD Group does not have any operations other than through its ownership of its direct and indirect subsidiaries.

The following table sets forth summary historical consolidated financial and other data of TD Group for the fiscal years ended September 30, 2008, 2007 and 2006, which have been derived from TD Group’s audited consolidated financial statements and for the thirty-nine week periods ended June 27, 2009 and June 28, 2008 and for the twelve month period ended June 27, 2009, which have been derived from TD Group’s unaudited consolidated financial statements .

Separate historical financial information for TransDigm Inc. is not presented since TD Group has no operations or assets (other than immaterial cash balances) separate from its investment in TransDigm Inc. and since the notes will be, and the 2006 notes are, fully and unconditionally guaranteed, on a joint and several and senior subordinated basis, by TD Group and, other than immaterial subsidiaries, all direct and indirect domestic subsidiaries of TransDigm Inc.

On May 1, 2006, TransDigm Inc., through its subsidiary Skurka Aerospace Inc., or Skurka, acquired certain assets and assumed certain liabilities of Electra-Motion, Inc. On June 12, 2006, TransDigm Inc. acquired all of the outstanding capital stock of Sweeney Engineering Corp. On October 3, 2006, TransDigm Inc. acquired all of the issued and outstanding capital stock of CDA InterCorp, or CDA. On February 7, 2007, TransDigm completed a merger with Aviation Technologies, Inc., or ATI, resulting in ATI becoming a wholly-owned subsidiary of TransDigm Inc. On August 10, 2007, Bruce Aerospace, Inc., or Bruce, a newly-formed, wholly-owned subsidiary of TransDigm Inc., acquired certain assets and assumed certain liabilities of Bruce Industries Inc. On May 7, 2008, TransDigm Inc. acquired all of the outstanding capital stock of CEF Industries, Inc, or CEF. On September 26, 2008, TransDigm Inc., through its wholly-owned Champion Aerospace, LLC subsidiary, acquired certain assets from Unison Industries, LLC, a GE Aviation business. On December 16, 2008, TransDigm Inc. acquired all of the outstanding capital stock of Aircraft Parts Corporation, or APC. On July 24, 2009, TransDigm Inc. acquired all of the outstanding capital stock of Acme Aerospace, Inc., or Acme. On August 10, 2009, TransDigm Inc., through its subsidiary AeroControlex Group, Inc., acquired certain assets and assumed certain liabilities of Woodward HRT, Inc., or Woodward. All of the acquisitions were accounted for as purchases. The results of operations of the acquired entities, businesses and product line are (or, in the case of Acme and Woodward, will be) included in TD Group’s consolidated financial statements from the date of each of the acquisitions.

On June 23, 2006, we entered into a senior secured credit facility which consisted of a $650.0 million term loan facility and a revolving loan facility with a total borrowing availability of $150.0 million. In addition, we issued $275.0 million in aggregate principal amount of 7¾% senior subordinated notes due 2014 under an indenture dated as of June 23, 2006. On January 25, 2007, we entered into an amendment to increase borrowings under the senior secured credit facility, including an additional term loan of $130.0 million and a $50.0 million increase in the revolving credit facility. This amendment is sometimes referred to herein as the “June 2006 Refinancing.” We also issued $300.0 million in aggregate principal amount of 7¾% senior subordinated notes due 2014 under the indenture dated as of June 23, 2006. The notes issued in 2006 and 2007 under the indenture dated as of June 23, 2006 are sometimes referred to herein as the 2006 notes.

We present below certain financial information based on our EBITDA and EBITDA As Defined. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under accounting principles generally accepted in the United States of America, or GAAP, and neither of these financial measures should be considered an alternative to net income or operating cash flows determined in accordance with GAAP, and our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies. While we believe that the presentation of EBITDA and EBITDA As Defined will enhance an investor’s understanding of our operating performance, the use of EBITDA and EBITDA As Defined as analytical tools has limitations, and you should not consider any of them in isolation or as a substitute for an analysis of our results of operations as reported in accordance with GAAP. For a reconciliation of EBITDA and EBITDA As Defined to net income and to net cash provided by operating activities, please refer to the tables below.

	Fiscal Years Ended September 30,			Thirty-Nine Week Periods Ended		Twelve Month Period Ended June 27, 2009
	2008	2007	2006	June 27, 2009	June 28, 2008
	(in thousands)
Statement of Operations Data:
Net sales	$713,711	$592,798	$435,164	$564,198	$524,473	$753,436
Gross profit(1)	385,931	309,032	221,290	320,950	282,493	424,388
Operating expenses:
Selling and administrative	74,650	62,890	48,309	57,937	55,549	77,038
Amortization of intangibles	12,002	12,304	6,197	10,154	8,841	13,315
Refinancing costs(2)	—	—	48,617	—	—	—

Operating income(1)	299,279	233,838	118,167	252,859	218,103	334,035
Interest expense, net	92,677	91,767	76,732	64,848	70,371	87,154

Income before income taxes	206,602	142,071	41,435	188,011	147,732	246,881
Income tax provision	73,476	53,426	16,318	66,720	52,595	87,601

Net income	$133,126	$88,645	$25,117	$121,291	$95,137	$159,280

Balance Sheet Data (at period end):
Cash and cash equivalents(2)	$159,062	$105,946	$61,217	$203,648	$189,193	$203,648
Working capital(3)	334,932	298,380	190,742	408,573	363,602	408,573
Total assets	2,255,821	2,061,053	1,416,712	2,373,092	2,222,096	2,373,092
Long-term debt, including current portion	1,357,230	1,357,854	925,000	1,356,878	1,357,348	1,356,878
Stockholders’ equity	653,900	487,551	363,041	765,481	614,166	765,481

Other Financial Data:
Cash flows provided by (used in):
Operating activities	$189,635	$112,436	$3,058	$129,017	$149,920	$168,732
Investing activities	(165,044)	(521,665)	(35,323)	(75,722)	(91,973)	(148,793)
Financing activities	28,525	453,958	(10,739)	(8,709)	25,300	(5,484)
Depreciation and amortization	25,254	23,952	16,111	20,342	18,649	26,947
Capital expenditures	10,884	10,258	8,350	9,159	7,251	12,792
Ratio of earnings to fixed charges(4)	3.2x	2.5x	1.5x	—	—	3.8x
Pro forma ratio of earnings to fixed charges(4)	2.4x	—	—	—	—	2.8x
Net leverage ratio(5)	3.6x	4.6x	4.4x	—	—	3.1x

Other Data:
EBITDA(6)	$324,533	$257,790	$134,278	$273,201	$236,752	$360,982
EBITDA As Defined(6)	$333,077	$274,708	$194,437	$280,623	$243,578	$370,122

(1)	Gross profit and operating income include the effect of charges relating to purchase accounting adjustments to inventory associated with the acquisition of various businesses and product lines for the fiscal years 2008, 2007 and 2006 of $1.9 million, $6.4 million and $0.2 million, respectively, and for the thirty-nine week periods ended June 27, 2009 and June 28, 2008 and the twelve month period ended June 27, 2009 of $0.6 million, $1.9 million and $0.6 million, respectively.
(2)

Represents costs incurred in connection with the June 2006 Refinancing, including the premium paid to redeem the 8 3/8% Senior Subordinated Notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(3)	Computed as total current assets less total current liabilities.
(4)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense. The pro forma ratio of earnings to fixed charges was calculated as if the new senior subordinated notes were issued at the beginning of fiscal year 2008, and interest expense was reflected at the coupon rate of 7.75%.
(5)	The net leverage ratio is computed as long-term debt, including current portion, less cash and cash equivalents divided by EBITDA As Defined for the applicable twelve-month period.
(6)	EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA As Defined represents EBITDA plus, as applicable for the relevant period, inventory purchase accounting adjustments, acquisition integration costs and non-cash compensation and deferred compensation charges.

The	following table sets forth a reconciliation of EBITDA and EBITDA As Defined to net income:

	Fiscal Years Ended September 30,			Thirty-Nine Week Periods Ended		Twelve Month Period Ended June 27, 2009
				June 27, 2009	June 28, 2008
	2008	2007	2006
	(in thousands)
Net income	$133,126	$88,645	$25,117	$121,291	$95,137	$159,280
Add:
Depreciation and amortization	25,254	23,952	16,111	20,342	18,649	26,947
Interest expense, net	92,677	91,767	76,732	64,848	70,371	87,154
Income tax provision	73,476	53,426	16,318	66,720	52,595	87,601

EBITDA	324,533	257,790	134,278	$273,201	$236,752	$360,982
Add:
Inventory purchase accounting adjustments(a)	1,933	6,392	200	597	1,933	597
Acquisition integration costs(b)	393	2,037	1,032	2,338	184	2,547
Non-cash compensation and deferred compensation costs(c)	6,218	5,482	988	4,487	4,709	5,996
One-time special bonus payments(d)	—	—	6,222	—	—	—
Acquisition earnout costs(e)	—	850	450	—	—	—
Refinancing costs(f)	—	—	48,617	—	—	—
Public offering costs(g)	—	1,691	2,650	—	—	—
Other(h)	—	466	—	—	—	—

EBITDA As Defined	$333,077	$274,708	$194,437	$280,623	$243,578	$370,122

(a)	Represents the portion of the purchase accounting adjustments to inventory associated with the acquisitions of various businesses and product lines that were charged to cost of sales when the inventory was sold.
(b)	Represents costs incurred to integrate various businesses and product lines into the Company’s operations.
(c)	Represents the expenses recognized by us under our stock option plans and our deferred compensation plans. The amount reflected above for the fiscal year 2006 includes (i) a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two of our deferred compensation plans during such period and (ii) expense recognized by us under a new deferred compensation plan adopted by us during such period.
(d)	Represents the aggregate amount of one-time special bonuses paid on November 10, 2005 to members of management. On November 10, 2005, we entered into an amendment to our former senior secured credit facility pursuant to which the lenders thereunder agreed to exclude these one-time special bonus payments from the calculation of EBITDA As Defined.
(e)	Represents the amount recognized for an earnout payment pursuant to the terms of the retention agreement entered into in connection with the acquisition of substantially all of the assets of Skurka Engineering Company in December 2004. Pursuant to the November 10, 2005 amendment to our former senior secured credit facility described above, the lenders thereunder agreed to exclude earnout payments and deferred purchase price payments made in connection with certain permitted acquisitions from the calculation of EBITDA As Defined.
(f)

Represents costs incurred in connection with the June 2006 Refinancing, including the premium paid to redeem our 8 3/8% senior subordinated notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(g)	Represents costs and expenses incurred by TD Group related to the initial public offering in March 2006 or the secondary offering in May 2007.
(h)	Represents the write-down of certain property to its fair value that has been reclassified as held for sale in fiscal 2007.

The following table sets forth a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined:

	Fiscal Years Ended September 30,			Thirty-Nine Week Periods Ended		Twelve Month Period Ended June 27, 2009
	2008	2007	2006	June 27, 2009	June 28, 2008
	(in thousands)
Net cash provided by operating activities	$189,635	$112,436	$3,058	$129,017	$149,920	$168,732
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(35,544)	(10,602)	111,148	21,115	(42,804)	28,375
Loss on repayment of senior subordinated notes(a)	—	—	(25,611)	—	—	—
Interest expense—net, excluding amortization of debt issue costs / note premium(b)	89,580	88,620	50,011	62,411	68,086	83,905
Income tax provision—current	66,141	47,196	(1,925)	61,561	47,607	80,095
Non-cash equity compensation(c)	(4,035)	(3,487)	(2,403)	(4,214)	(3,088)	(5,161)
Excess tax benefit from exercise stock options	18,756	23,627	—	3,311	17,031	5,036

EBITDA	324,533	257,790	134,278	273,201	236,752	360,982
Adjustments:
Inventory purchase accounting adjustments(d)	1,933	6,392	200	597	1,933	597
Acquisition integration costs(e)	393	2,037	1,032	2,338	184	2,547
Non-cash compensation and deferred compensation costs(f)	6,218	5,482	988	4,487	4,709	5,996
One-time special bonus payments(g)	—	—	6,222	—	—	—
Acquisition earnout costs(h)	—	850	450	—	—	—
Refinancing costs(i)	—	—	48,617	—	—	—
Public offering costs(j)	—	1,691	2,650	—	—	—
Other(k)	—	466	—	—	—	—

EBITDA As Defined	$333,077	$274,708	$194,437	$280,623	$243,578	$370,122

(a)	Represents costs incurred in connection with the June 2006 Refinancing and the premium paid to redeem our 8 3/8% senior subordinated notes of $25.6 million.
(b)	Represents interest expense, excluding the amortization of debt issue costs and note premium.
(c)	Represents the compensation expense recognized by TD Group under its stock plans.
(d)	Represents the portion of the purchase accounting adjustments to inventory associated with the acquisitions of various businesses and product lines that were charged to cost of sales when the inventory was sold.
(e)	Represents costs incurred to integrate various businesses and product lines into our operations.
(f)	Represents the expenses recognized by us under our stock option plans and our deferred compensation plans. The amount reflected above for the fiscal year ended September 30, 2006 includes (i) a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two of our deferred compensation plans during such period and (ii) expense recognized by us under a new deferred compensation plan adopted by us during such period.
(g)	Represents the aggregate amount of one-time special bonuses paid on November 10, 2005 to members of management. On November 10, 2005, we entered into an amendment to our former senior secured credit facility pursuant to which the lenders thereunder agreed to exclude these one-time special bonus payments from the calculation of EBITDA As Defined.
(h)	Represents the amount recognized for an earnout payment pursuant to the terms of the retention agreement entered into in connection with the acquisition of substantially all of the assets of Skurka Engineering Company in December 2004. Pursuant to the November 10, 2005 amendment to our former senior secured credit facility described above, the lenders thereunder agreed to exclude earnout payments and deferred purchase price payments made in connection with certain permitted acquisitions from the calculation of EBITDA As Defined.
(i)

Represents costs incurred in connection with the June 2006 Refinancing, including the premium paid to redeem our 8 3/8% senior subordinated notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(j)	Represents costs and expenses incurred by TD Group related to the initial public offering in March 2006 and the secondary offering in May 2007.
(k)	Represents the write-down of certain property to its fair value that has been reclassified as held for sale in fiscal year 2007.

SELECTED CONSOLIDATED FINANCIAL DATA

TD Group was formed in July 2003 under the name TD Holding Corporation to facilitate the acquisition of TransDigm. TD Group does not have any operations other than through its ownership of its direct and indirect subsidiaries.

The following table sets forth selected historical consolidated financial and other data of TD Group for the fiscal years ended September 30, 2008 to 2004, which have been derived from TD Group’s audited consolidated financial statements, and for the thirty-nine week periods ended June 27, 2009 and June 28, 2008 and for the twelve month period ended June 27, 2009, which have been derived from TD Group’s unaudited consolidated financial statements.

Separate historical financial information for TransDigm Inc. is not presented since TD Group has no operations or assets (other than immaterial cash balances) separate from its investment in TransDigm Inc. and since the notes will be, and the 2006 notes are, fully and unconditionally guaranteed, on a joint and several and senior subordinated basis, by TD Group and, other than immaterial subsidiaries, all direct and indirect domestic subsidiaries of TransDigm Inc.

On July 9, 2004, TransDigm acquired the stock of Avionic Instruments, Inc., or Avionic. On December 31, 2004, TransDigm (through Skurka) acquired certain assets and assumed certain liabilities of Skurka Engineering Company. On January 28, 2005, TransDigm acquired all of the outstanding capital stock of Fluid Regulators Corporation, or Fluid Regulators, a wholly-owned subsidiary of Esterline Technologies Corporation. On June 30, 2005, TransDigm, through Skurka, acquired an aerospace motor product line from Eaton Corporation. On May 1, 2006, TransDigm, through Skurka, acquired certain assets and assumed certain liabilities of Electra-Motion, Inc. On June 12, 2006, TransDigm acquired all of the outstanding capital stock of Sweeney Engineering Corp. On October 3, 2006, TransDigm acquired all of the issued and outstanding capital stock of CDA. On February 7, 2007, TransDigm completed the merger with ATI, resulting in ATI becoming a wholly-owned subsidiary of TransDigm Inc. On August 10, 2007, TransDigm (through Bruce) acquired certain assets and assumed certain liabilities of Bruce Industries Inc. On May 7, 2008, TransDigm acquired all of the outstanding capital stock of CEF. On September 26, 2008, Champion Aerospace LLC, a subsidiary of TransDigm Inc., acquired certain assets from Unison Industries, LLC, a GE Aviation business. On December 16, 2008, TransDigm Inc. acquired all of the outstanding capital stock of APC. On July 24, 2009, TransDigm Inc. acquired all of the outstanding capital stock of Acme. On August 10, 2009, TransDigm Inc., through its subsidiary AeroControlex Group, Inc., acquired certain assets and assumed certain liabilities of Woodward. All of the acquisitions were accounted for as purchases. The results of operations of the acquired businesses and a product line are (or, in the case of Acme and Woodword, will be) included in TD Group’s consolidated financial statements from the date of each of the acquisitions.

We present below certain financial information based on our EBITDA and EBITDA As Defined. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither of these financial measures should be considered as an alternative to net income or operating cash flows determined in accordance with GAAP, and our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies. While we believe that the presentation of EBITDA and EBITDA As Defined will enhance an investor’s understanding of our operating performance, the use of EBITDA and EBITDA As Defined as analytical tools has limitations, and you should not consider either of them in isolation or as a substitute for an analysis of our results of operations as reported in accordance with GAAP. For a reconciliation of EBITDA and EBITDA As Defined to net income and to net cash provided by operating activities, please refer to the tables below.

	Fiscal Years Ended September 30,					Thirty-Nine Week Periods Ended		Twelve Month Period Ended June 27, 2009
	2008	2007	2006	2005	2004	June 27, 2009	June 28, 2008
	(in thousands)
Statement of Operations Data:
Net sales	$713,711	$592,798	$435,164	$374,253	$300,703	$564,198	$524,473	$753,436
Gross profit(1)	385,931	309,032	221,290	184,270	136,505	320,950	282,493	424,388
Selling and administrative	74,650	62,890	48,309	38,943	31,201	57,937	55,549	77,038
Amortization of intangibles	12,002	12,304	6,197	7,747	10,325	10,154	8,841	13,315
Refinancing costs(2)	—	—	48,617	—	—	—	—	—

Operating income(1)	299,279	233,838	118,167	137,580	94,979	252,859	218,103	334,035
Interest expense, net	92,677	91,767	76,732	80,266	74,675	64,848	70,371	87,154

Income before income taxes	206,602	142,071	41,435	57,314	20,304	188,011	147,732	246,881
Income tax provision	73,476	53,426	16,318	22,627	6,682	66,720	52,595	87,601

Net income	$133,126	$88,645	$25,117	$34,687	$13,622	$121,291	$95,137	$159,280

Balance Sheet Data (at period end):
Cash and cash equivalents(3)	$159,062	$105,946	$61,217	$104,221	$48,498	$203,648	$189,193	$203,648
Marketable securities	—	—	—	—	50,601	—	—	—
Working capital(4)	334,932	298,380	190,742	118,559	179,385	408,573	363,602	408,573
Total assets	2,255,821	2,061,053	1,416,712	1,427,748	1,345,912	2,373,092	2,222,096	2,373,092
Long-term debt, including current portion	1,357,230	1,357,854	925,000	889,846	892,788	1,356,878	1,357,348	1,356,878
Stockholders’ equity	653,900	487,551	363,041	333,107	297,412	765,481	614,166	765,481

Other Financial Data:
Cash flows provided by (used in):
Operating activities	$189,635	$112,436	$3,058	$80,695	$111,139	$129,017	$149,920	$168,732
Investing activities	(165,044)	(521,665)	(35,323)	(20,530)	(77,619)	(75,722)	(91,973)	(148,793)
Financing activities	28,525	453,958	(10,739)	(4,442)	(3,924)	(8,709)	25,300	(5,484)
Depreciation and amortization	25,254	23,952	16,111	16,956	18,303	20,342	18,649	26,947
Capital expenditures	10,884	10,258	8,350	7,960	5,416	9,159	7,251	12,792
Ratio of earnings to fixed charges(5)	3.2x	2.5x	1.5x	1.7x	1.3x	—	—	3.8x
Net leverage ratio(6)	3.6x	4.6x	4.4x			—	—	3.1x
Other Data:
EBITDA(7)	$324,533	$257,790	$134,278	$154,536	$113,282	$273,201	$236,752	$360,982
EBITDA as defined(7)	$333,077	$274,708	$194,437	$164,240	$139,084	$280,623	$243,578	$370,122

(1)	Gross profit and operating income include the effect of charges relating to purchase accounting adjustments to inventory associated with the acquisition of various businesses and product line for the fiscal years ended September 30, 2008, 2007, 2006, 2005 and 2004 of $1.9 million, $6.4 million, $0.2 million, $1.5 million, and $18.5 million, respectively and $0.6 million, $1.9 million and $0.6 million, respectively for the thirty-nine week periods ended June 27, 2009 and June 28, 2008 and the twelve month period ended June 27, 2009, respectively.
(2)

Represents costs incurred in connection with the June 2006 Refinancing, including the premium paid to redeem the 8 3/8% Senior Subordinated Notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(3)	On November 10, 2005, TransDigm Inc. paid a cash dividend of approximately $98.0 million to its then parent company, TransDigm Holding Company, and made bonus payments of approximately $6.2 million to certain members of our management. TransDigm Holding Company used all of the proceeds received from TransDigm Inc. to pay a cash dividend to TD Group. On November 10, 2005, TD Group entered into the TD Group loan facility and used the net proceeds received from the borrowings thereunder of approximately $193.8 million, together with substantially all of the proceeds received from the dividend payment from TransDigm Holding Company, to (i) prepay the entire outstanding principal amount and all accrued and unpaid interest on its 12% senior unsecured promissory notes issued in connection with acquisition of TransDigm by Warburg Pincus in July 2003, which payments in the aggregate were equal to approximately $262.7 million and (ii) make certain distributions to members of our management who participated in our deferred compensation plans, which distributions in the aggregate were equal to approximately $26.0 million.
(4)	Computed as total current assets less total current liabilities.
(5)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense.
(6)	The net leverage ratio is computed as long-term debt, including current portion less cash and cash equivalents divided by EBITDA As Defined.
(7)	EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA As Defined represents EBITDA plus, as applicable for the relevant period, inventory purchase accounting adjustments, acquisition integration costs and non-cash compensation and deferred compensation charges.

The following table sets forth a reconciliation of EBITDA and EBITDA As Defined to net income:

	Fiscal Years Ended September 30,					Thirty-nine Week Periods Ended		Twelve Month Period Ended June 27, 2009
						June 27, 2009	June 28, 2008
	2008	2007	2006	2005	2004
	(in thousands)
Net income	$133,126	$88,645	$25,117	$34,687	$13,622	$121,291	$95,137	$159,280
Add:
Depreciation and amortization	25,254	23,952	16,111	16,956	18,303	20,342	18,649	26,947
Interest expense, net	92,677	91,767	76,732	80,266	74,675	64,848	70,371	87,154
Income tax provision	73,476	53,426	16,318	22,627	6,682	66,720	52,595	87,601

EBITDA	324,533	257,790	134,278	154,536	113,282	$273,201	$236,752	$360,982
Add:
Inventory purchase accounting adjustments(a)	1,933	6,392	200	1,493	18,471	597	1,933	597
Acquisition integration costs(b)	393	2,037	1,032	1,363	1,162	2,338	184	2,547
Non-cash compensation and deferred compensation costs(c)	6,218	5,482	988	6,698	6,169	4,487	4,709	5,996
One-time special bonus payments(d)	—	—	6,222	—	—	—	—	—
Acquisition earnout costs(e)	—	850	450	150	—	—	—	—
Refinancing costs(f)	—	—	48,617	—	—	—	—	—
Public offering costs(g)	—	1,691	2,650	—	—	—	—	—
Other(h)	—	466	—	—	—	—	—	—

EBITDA As Defined	$333,077	$274,708	$194,437	$164,240	$139,084	$280,623	$243,578	$370,122

(a)	Represents the portion of the purchase accounting adjustments to inventory associated with the acquisitions of various businesses and product lines that were charged to cost of sales when the inventory was sold.
(b)	Represents costs incurred to integrate various businesses and product lines into our operations.
(c)	Represents the expenses recognized by us under our stock option plans and our deferred compensation plans. The amount reflected above for the fiscal year 2006 includes (i) a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two of our deferred compensation plans during such period and (ii) expense recognized by us under a new deferred compensation plan adopted by us during such period.
(d)	Represents the aggregate amount of one-time special bonuses paid on November 10, 2005 to members of management. On November 10, 2005, we entered into an amendment to our former senior secured credit facility pursuant to which the lenders thereunder agreed to exclude these one-time special bonus payments from the calculation of EBITDA As Defined.
(e)	Represents the amount recognized for an earnout payment pursuant to the terms of the retention agreement entered into in connection with the acquisition of substantially all of the assets of Skurka Engineering Company in December 2004. Pursuant to the November 10, 2005 amendment to our former senior secured credit facility described above, the lenders thereunder agreed to exclude earnout payments and deferred purchase price payments made in connection with certain permitted acquisitions from the calculation of EBITDA As Defined.
(f)

Represents costs incurred in connection with the June 2006 Refinancing, including the premium paid to redeem our 8 3/8% senior subordinated notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(g)	Represents costs and expenses incurred by TD Group related to the initial public offering in March 2006 or the secondary offering in May 2007.
(h)	Represents the write-down of certain property to its fair value that has been reclassified as held for sale in fiscal 2007.

The following table sets forth a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined:

	Fiscal Years Ended September 30,					Thirty-Nine Week Periods Ended		Twelve Month Period Ended June 27, 2009
	2008	2007	2006	2005	2004	June 27, 2009	June 28, 2009
	(in thousands)
Net cash provided by operating activities	$189,635	$112,436	$3,058	$80,695	$111,139	$129,017	$149,920	$168,732
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(35,544)	(10,602)	111,148	(23,489)	(72,087)	21,115	(42,804)	28,375
Loss on repayment of senior subordinated notes(a)	—	—	(25,611)	—	—	—	—	—
Interest expense—net, excluding amortization of debt issue costs / note premium(b)	89,580	88,620	50,011	76,458	70,884	62,411	68,086	83,905
Income tax provision—current	66,141	47,196	(1,925)	21,934	3,976	61,561	47,607	80,095
Non-cash equity compensation(c)	(4,035)	(3,487)	(2,403)	(1,062)	(630)	(4,214)	(3,088)	(5,161)
Excess tax benefit from exercise stock options	18,756	23,627	—	—	—	3,311	17,031	5,036

EBITDA	324,533	257,790	134,278	154,536	113,282	273,201	236,752	360,982
Adjustments:
Inventory purchase accounting adjustments(d)	1,933	6,392	200	1,493	18,471	597	1,933	597
Acquisition integration costs(e)	393	2,037	1,032	1,363	1,162	2,338	184	2,547
Non-cash compensation and deferred compensation costs(f)	6,218	5,482	988	6,698	6,169	4,487	4,709	5,996
One-time special bonus payments(g)	—	—	6,222	—	—	—	—	—
Acquisition earnout costs(h)	—	850	450	150	—	—	—	—
Refinancing costs(i)	—	—	48,617	—	—	—	—	—
Public offering costs(j)	—	1,691	2,650	—	—	—	—	—
Other(k)	—	466	—	—	—	—	—	—

EBITDA As Defined	$333,077	$274,708	$194,437	$164,240	$139,084	$280,623	$243,578	$370,122

(a)	Represents costs incurred in connection with the June 2006 Refinancing and the premium paid to redeem our 8 3/8% senior subordinated notes of $25.6 million.
(b)	Represents interest expense, excluding the amortization of debt issue costs and note premium.
(c)	Represents the compensation expense recognized by TD Group under its stock plans.
(d)	Represents the portion of the purchase accounting adjustments to inventory associated with the acquisitions of various businesses and product lines that were charged to cost of sales when the inventory was sold.
(e)	Represents costs incurred to integrate various businesses and product lines into our operations.
(f)	Represents the expenses recognized by us under our stock option plans and our deferred compensation plans. The amount reflected above for the fiscal year ended September 30, 2006 includes (i) a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two of our deferred compensation plans during such period and (ii) expense recognized by us under a new deferred compensation plan adopted by us during such period.
(g)	Represents the aggregate amount of one-time special bonuses paid on November 10, 2005 to members of management. On November 10, 2005, we entered into an amendment to our former senior secured credit facility pursuant to which the lenders thereunder agreed to exclude these one-time special bonus payments from the calculation of EBITDA As Defined.
(h)	Represents the amount recognized for an earnout payment pursuant to the terms of the retention agreement entered into in connection with the acquisition of substantially all of the assets of Skurka Engineering Company in December 2004. Pursuant to the November 10, 2005 amendment to our former senior secured credit facility described above, the lenders thereunder agreed to exclude earnout payments and deferred purchase price payments made in connection with certain permitted acquisitions from the calculation of EBITDA As Defined.
(i)

Represents costs incurred in connection with the June 2006 Refinancing, including the premium paid to redeem our 8 3/8% senior subordinated notes of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(j)	Represents costs and expenses incurred by TD Group related to the initial public offering in March 2006 and the secondary offering in May 2007.
(k)	Represents the write-down of certain property to its fair value that has been reclassified as held for sale in fiscal year 2007.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No. 99.1	Press Release of TransDigm Group Incorporated, dated September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/S/ GREGORY RUFUS
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

Date: September 30, 2009

EXHIBIT INDEX

Exhibit No. 99.1	Press Release of TransDigm Group Incorporated, dated September 30, 2009.